UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2016
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Federal Signal Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-6003	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (630) 954-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed in the Current Report on Form 8-K filed on January 22, 2015, Federal Signal Corporation (the “Company”) announced the retirement of Bryan L. Boettger, a named executive officer in the Company’s most recent proxy statement filed on March 18, 2015. Mr. Boettger’s retirement from the position of President of Public Safety Systems was effective May 31, 2015. Following his retirement, Mr. Boettger continued to work for the Company in a part-time consulting capacity through December 31, 2015, which was his last day of employment with the Company.
In connection with his retirement and termination of employment, the Company and Mr. Boettger entered into a Separation Agreement and General Release effective January 7, 2016 (the “Agreement”), which provides, among other things, for the following terms:

•	Accelerated vesting of 2,954 shares of unvested restricted stock originally granted in 2014.

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Accelerated vesting of 1,605 performance-based restricted stock units originally granted in 2015 (“PSUs”), subject to such PSUs being earned in accordance with their terms and Mr. Boettger’s compliance with certain post-employment conditions set forth in the Agreement. Mr. Boettger’s PSUs shall be earned, if at all, based on the Company’s actual performance through the end of the applicable three-year performance period ending on December 31, 2017. Any such earned PSUs will be distributed in January 2018 in a manner consistent with other PSU recipients.

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Accelerated vesting of (i) 3,698 stock options originally granted in 2013, (ii) 2,357 stock options originally granted in 2014 and (iii) 3,062 stock options originally granted in 2015. All of Mr. Boettger’s other unvested stock options were forfeited.

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All of Mr. Boettger’s previously vested stock options will remain exercisable for the shorter of their original expiration date or December 31, 2018, with the exception of stock options originally granted in 2013, 2014 or 2015, which will remain exercisable through December 31, 2020.

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Mr. Boettger will continue to be eligible to receive a cash bonus under the Company’s 2009 Short-Term Incentive Bonus Plan, as amended and restated, (the “STIP”) for the 2015 performance period ended on December 31, 2015. The applicable bonus payment, if any, will be calculated and distributed in or around March 2016 pursuant to the terms of the STIP based on the Company’s actual performance in a manner consistent with other eligible STIP recipients.

In its sole discretion, the Company’s Compensation and Benefits Committee approved the modification of the vesting requirements of the long-term equity incentive awards described above.
Pursuant to the Agreement, Mr. Boettger agreed to a general release of the Company from any actions, claims or liabilities arising out of the termination of his employment with the Company and agreed to certain non-compete and non-solicitation provisions. Mr. Boettger also waived any rights to any other severance benefits for which he may have been eligible under any other plans, programs or agreements with the Company.
The forgoing summary of the material terms of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Separation Agreement and General Release, effective January 7, 2016, by and between Bryan L. Boettger and Federal Signal Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: January 11, 2016	By:	/s/ Brian S. Cooper
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
Exhibit 99.1	Separation Agreement and General Release, effective January 7, 2016, by and between Bryan L. Boettger and Federal Signal Corporation